EXHIBIT 5.1

NATHAN D. SIMMONS, ESQ.
SIMMONS LEGAL SERVICES, LLC
7210 South Algonquian Street, Suite 107
Aurora, Colorado 80016

Telephone (303) 818-1573

July 26, 2012

Board of Directors
Big Three Restaurants, Inc.
9085 Charles E. Limpus Road
Orlando, Florida 32826

Re:      2012 Employee and Consultant Stock Compensation Plan
    Registration Statement on Form S-8 for 5,000,000 shares

Gentlemen:

           We have acted as counsel to Big Three Restaurants, Inc., a Florida corporation (the “Company”), in connection with the proposed issuance and sale by the Company of up to 5,000,000 shares of Common Stock, $ .01 par value (the "Common Stock") of the Company pursuant to the 2012 Employee and Consultant Stock Compensation Plan (the “Plan”), as further described in a Registration Statement on Form S-8 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our opinion, including, without limitation, the Articles of Incorporation and Bylaws, as amended, of the Company; resolutions adopted by the Board of Directors of the Company authorizing and approving the Plan and the preparation and filing of the Registration Statement, and an officer’s certificate regarding the foregoing and related issues.  In making all of our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and the delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Common Stock to be issued by the Company pursuant to the Plan has been duly authorized and, upon issuance, compliance

Board of Directors
Big Three Restaurants, Inc.

July 26, 2012

with any restrictive terms, delivery and payment therefore in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

Very truly yours, SIMMONS LEGAL SERVICES, LLC Nathan D. Simmons, Esq.